                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent (i) to the use in this Registration  Statement on Form N-14 of
Templeton Global Income Fund, Inc. (the "Registration  Statement") of our report dated  September 26, 2001,  relating to the financial  statements  and financial highlights  which appears in the August 31, 2001,  Annual Report to Shareholders
of  Templeton  Global  Income  Fund,  Inc.,  which  appear in such  Registration
Statement,  and (ii) to the  incorporation  by  reference  in this  Registration
Statement of our report dated  September  26,  2001,  relating to the  financial statements and financial highlights which appears in the August 31, 2001, Annual
Report to Shareholders of Templeton Global  Governments  Income Trust,  which is also incorporated by reference in the Registration Statement. We also consent to the  references  to us under the headings  "Audit  Committee"  and  "Independent
Auditors" in such Registration Statement.

                                                    PricewaterhouseCoopers LLP

San Francisco, California
April 19, 2002